Exhibit 99.1

Mr. Kendall Goodman

President

AVX Aircraft Company

13901 Aviator Way, Suite 270

Ft. Worth, TX 76177

Subject: Letter of Intent for Development, Design, and Certification of the TriFan 600 Vertical Lift Crossover Airplane (VLCA)

Dear Mr. Goodman,

This Letter of Intent (“LOI”) is entered into as of May 30, 2024, by and between XTI Aircraft Company (“XTI”), a company organized and existing under the laws of the State of Delaware, with its principal office located at 8123 S. InterPort Blvd. Ste. C, Englewood, CO 80112-6054, and AVX Aircraft Company (“AVX”), a company organized and existing under the laws of Maryland, with its principal office located at 13901 Aviator Way, Ste. 270, Ft. Worth, TX 76177, separately referred to as “Party” and collectively referred to as “Parties.”

1.	PURPOSE: The purpose of this LOI is to set forth the foundational terms and conditions under which XTI desires to retain AVX and AVX desires to assist XTI in the design, development, and certification of the TriFan 600 Vertical Lift Crossover Airplane (VLCA) (the “Project”).

2.	BACKGROUND:

a.	AVX brings advanced vertical lift solutions to the military aviation market and has highly experienced engineers and professionals utilizing modern technology and skills in the vertical lift environment; and,

b.	XTI is designing and developing the TriFan 600 vertical lift crossover aircraft which will be differentiated from other fixed wing aircraft by its vertical takeoff and landing capability; and,

c.	XTI and AVX believe that in the design and certification of the TriFan 600 (the “Project”), XTI can benefit from AVX’s vast experience in vertical lift aircraft.

3.	SCOPE: XTI and AVX agree to work together in good faith to define a statement of work (“SOW”) for the Project which will outline the specific tasks, responsibilities, deliverables, and milestones associated with the Project. The SOW will reflect specific phases that shall include, but are not limited to, an updated Preliminary Design Review (“PDR”), Critical Design Review (“CDR”), Flight Testing and Type Certification (“TC”). A detailed SOW for Phase I (the Updated PDR), and the high-level deliverables for Phase I and subsequent phases, will be attached to the definitive agreement.

4.	SCHEDULE: XTI and AVX agree to mutually develop a detailed schedule and milestones for each phase of the Project. The detailed schedule for Phase I will be attached to the definitive agreement.

5.	TERMS & CONDITIONS: XTI and AVX will finalize a definitive contract to include, but not limited to, Roles and Responsibilities, Intellectual Property (“IP”), Certification expectations, Cost and Pricing structure to include fees and other incentives, and Collaboration and Communication processes.

6.	PRESS RELEASE: Parties agree to issue a mutually agreed joint press release and any other regulatory filing regarding this Letter of Intent on or before June 3, 2024.

7.	CONFIDENTIALITY: Parties agree to maintain the confidentiality of all proprietary information and data exchanged during their collaboration in accordance with the mutually agreed non-disclosure agreement (NDA) between the Parties dated June 29, 2022.

8.	NON-BINDING NATURE: This LOI is non-binding and is intended solely as a basis for further discussion and negotiation. It does not create any legal obligations or liabilities for either party. Any binding commitment regarding the Project will be subject to the execution of a definitive agreement and appropriate board approvals.

9.	GOVERNING LAW: This LOI shall be governed by and construed in accordance with the laws of the State of Delaware.

We look forward to working together towards the successful development, design, and certification of the TriFan 600, and believe this innovative and category-defining aircraft will enjoy strong market acceptance and success.

Sincerely,

/s/ Don C. Purdy

Don C. Purdy,
SVP, Business & Program Development
XTI Aerospace, Inc.

Acknowledged and Agreed:

/s/ Kendall Goodman	/s/ Scott Pomeroy

Kendall Goodman	Scott Pomeroy
President	Chief Executive Officer
AVX Aircraft Company	XTI Aerospace, Inc. on behalf of
XTI Aircraft Company

Date: May 31, 2024	Date: May 31, 2024

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